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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                 MARCH 3, 1998

                           QUEEN SAND RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


   STATE OF DELAWARE            0-21179                      75-2615565
(STATE OF INCORPORATION) (COMMISSION FILE NO.) (IRS EMPLOYER IDENTIFICATION NO.)


                                 3500 OAK LAWN
                               SUITE 380, LB #31
                           DALLAS, TEXAS  75219-4398
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (214) 521-9959


                                   NO CHANGE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGE SINCE LAST REPORT)



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ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

         In reliance on Regulation S, promulgated pursuant to the Securities Act of 1933, as amended, on or about March 3, 1998, the Company issued 200,000 shares of its common stock, par value $0.0015 per share, to a European institutional investor for a cash purchase price of $2.50 per share ($500,000 in the aggregate) pursuant to the exercise of 200,000 warrants. The proceeds will be used to acquire certain oil and gas properties.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        QUEEN SAND RESOURCES, INC.


Date: March 5, 1998                     By: /s/ ROBERT P. LINDSAY
                                           -----------------------------------
                                           Name:  Robert P. Lindsay
                                           Title: Chief Operating Officer and
                                                    Executive Vice President





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